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ADVANCED DIGITAL INFORMATION CORPORATION

RESTATED ARTICLES OF INCORPORATION

    Pursuant to provisions of RCW 23B.10.070, the following constitutes Restated Articles of Incorporation of Advanced Digital Information Corporation, a Washington corporation.

ARTICLE 1. NAME

    The name of this corporation is Advanced Digital Information Corporation.

ARTICLE 2. DURATION

    This corporation is organized under the Washington Business Corporation Act and has perpetual existence.

ARTICLE 3. POWERS

    This corporation has any and all powers that a corporation formed under the Washington Business Corporation Act, or any amendment thereto or substitute therefor, may at the time lawfully exercise.

ARTICLE 4. CAPITAL STOCK

    4.1  Authorized Capital

    The total authorized stock of this corporation consists of 160,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, no par value.

    4.2  Issuance of Preferred Stock in Series

    The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have the designation, voting power, preferences, limitations and relative rights as are set forth herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

        4.2.1  Authority of the Board of Directors

    Authority is hereby expressly granted to the Board of Directors of this corporation, subject to the provisions of this Article 4 and to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock. The authority of the Board of Directors with respect to each series of Preferred Stock includes, but is not limited to, the determination or fixing of the following:

      (a) The number of shares of such series;

      (b) The designation of such series;

      (c) The dividends of such series, the conditions and dates upon which such dividends are payable, the relation which such dividends bear to the dividends payable on any other class or classes of stock and whether such dividends are cumulative or noncumulative;

      (d) Whether the shares of such series are subject to redemption by this corporation and, if so subject to redemption, the terms and conditions of such redemption;

      (e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

      (f)  Whether or not the shares of such series are convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of this corporation and, if provision is made for conversion or exchange, the terms and conditions of such conversion or exchange;

      (g) The extent, if any, to which the holders of the shares of such series are entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series is required for certain actions;

      (h) The restrictions, if any, on the issue or reissue of any shares of such series;

      (i)  The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, this corporation; and

      (j)  The extent, if any, to which any committee of the Board of Directors may establish the designation of and the voting power, preferences, limitations and relative rights of the shares of such series.

        4.2.2  Dividends

    Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock are entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Preferred Stock are entitled to receive dividends to the extent provided herein or by the Board of Directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock are not entitled to receive any dividends thereon other than the dividends referred to in this section.

        4.2.3  Voting

    The holders of shares of the Common Stock, on the basis of one vote per share, have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters on which a separate class of this corporation's shareholders vote by class or series to the exclusion of the holders of the shares of the Common Stock. To the extent provided herein or by resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation's shareholders vote by class or series to the exclusion of the holders of the shares of such series.

        4.2.4  Issuance of Shares

    This corporation may from time to time issue and dispose of any of the authorized and unissued shares of the Common Stock or the Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, without action by the shareholders. The Board of Directors may provide for payment therefor to be received by this corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all such shares of the Common Stock or the Preferred Stock of this corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, will be deemed fully paid stock and will not be liable to any further call or assessment thereon.

ARTICLE 5. PREEMPTIVE RIGHTS

    No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 6. CUMULATIVE VOTING

    The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 7. BYLAWS

    The Board of Directors has the power to adopt, amend or repeal the Bylaws of this corporation, subject to approval by a majority of the Continuing Directors (as defined in Article 13). The shareholders also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by a resolution or resolutions of the Board of Directors providing for the issuance of a series of Common Stock or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

ARTICLE 8. REGISTERED OFFICE AND AGENT

    The name of the registered agent of this corporation and the address of its registered office are as follows:

                Peter H. van Oppen
                Advanced Digital Information Corporation
                11431 Willows Road N.E.
                P.O. Box 97057
                Redmond, WA 98073

ARTICLE 9. DIRECTORS

    The number of Directors of this corporation will be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The Board of Directors will be divided into three classes, with said classes to be as equal in number as is possible. At the first election of Directors to such classified Board of Directors, each Class 1 Director will be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director will be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director will be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting will be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors will serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

    The Directors of this corporation may be removed only for cause. Any such removal must be approved by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

ARTICLE 10. AMENDMENTS TO ARTICLES OF INCORPORATION

    This corporation reserves the right to amend or repeal by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by a resolution or resolutions of the Board of Directors providing for the issuance of a series of Common Stock or Preferred Stock, a majority of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law; provided, however, that amendment or repeal of Article 7, Article 9, Article 10, Article 12 or Article 13 shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares. The rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

    To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation will not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 will not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 12. SPECIAL MEETINGS OF SHAREHOLDERS

    The Chairman of the Board of Directors, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders will be held if the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation one or more written demands for such meeting, describing the purpose or purposes for which it is to be held, provided, however, that upon qualification of the corporation as a "public company" under Title 23B RCW the percentage of votes required to call a special meeting will be 50%.

ARTICLE 13. SPECIAL VOTING REQUIREMENTS

    In addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation will be subject to approval in the manner set forth in this Article 13.

    13.1  Definitions

    For the purposes of this Article 13:

  (a)
  "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

  (b)
  "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on August 1, 1996 or who is elected to the Board of Directors after such date upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

  (c)
  "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

    13.2  Vote Required for Business Combinations

        13.2.1  Supermajority Vote

    Except as provided in subsections 13.2.2 and 13.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, will be required for the adoption or authorization of a Business Combination.

        13.2.2  Majority Vote

    Notwithstanding subsection 13.2.1 hereof, if a Business Combination has been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 13, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, will be required for the adoption or authorization of such Business Combination.

        13.2.3  No Shareholder Vote

    Notwithstanding subsection 13.2.1 or 13.2.2 hereof, if a Business Combination is approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation, then no vote of the shareholders of this corporation will be required for approval of such Business Combination.

    DATED: February 18, 2000

ADVANCED DIGITAL INFORMATION CORPORATION
By:	/s/ LESLIE S. ROCK Leslie S. Rock, Secretary, Treasurer and Chief Accounting Officer

CERTIFICATE ACCOMPANYING
RESTATED
ARTICLES OF INCORPORATION
OF
ADVANCED DIGITAL INFORMATION CORPORATION

    Pursuant to RCW 23B.10.070, the foregoing constitutes the Restated Articles of Incorporation of Advanced Digital Information Corporation, a Washington corporation. The Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

    The Restated Articles of Incorporation contain amendments to certain Articles of the Articles of Incorporation, the text of which is set forth below.

    Article 4.1 of the Articles of Incorporation of this corporation has been amended to read as follows:

    4.1  Authorized Capital

        The total authorized stock of this corporation shall consist of 160,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, no par value.

    The date of the adoption of the Restated Articles of Incorporation, including such amendment, by the Board of Directors is February 16, 2000. Shareholder approval was not required pursuant to Section RCW 23B.10.020(4). The amendment was duly adopted by the Board of Directors of this corporation in accordance with the provisions of RCW 23B.10.030.

    The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

    This Certificate accompanying the Restated Articles of Incorporation of Advanced Digital Information Corporation is executed by this corporation by its duly authorized officer.

    DATED: February 22, 2000

ADVANCED DIGITAL INFORMATION CORPORATION
By:	/s/ LESLIE S. ROCK
Name:	Leslie S. Rock
Title:	Secretary, Treasurer and Chief Accounting Officer

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ADVANCED DIGITAL INFORMATION CORPORATION RESTATED ARTICLES OF INCORPORATION
ARTICLE 1. NAME
ARTICLE 2. DURATION
ARTICLE 3. POWERS
ARTICLE 4. CAPITAL STOCK
ARTICLE 5. PREEMPTIVE RIGHTS
ARTICLE 6. CUMULATIVE VOTING
ARTICLE 7. BYLAWS
ARTICLE 8. REGISTERED OFFICE AND AGENT
ARTICLE 9. DIRECTORS
ARTICLE 10. AMENDMENTS TO ARTICLES OF INCORPORATION
ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY
ARTICLE 12. SPECIAL MEETINGS OF SHAREHOLDERS
ARTICLE 13. SPECIAL VOTING REQUIREMENTS
CERTIFICATE ACCOMPANYING RESTATED ARTICLES OF INCORPORATION OF ADVANCED DIGITAL INFORMATION CORPORATION